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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                 April 20, 2005
                        (Date of earliest event reported)

                                  EPIXTAR CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)


               011-15489                                  65-0722193
               ---------                                  ----------
        (Commission File Number)             (IRS Employer Identification No.)


    11900 Biscayne Boulevard Suite 700
              Miami, Florida                                 33181
              --------------                                 -----
 (Address of Principal Executive Offices)                 (Zip Code)

                                 (305) 503-8600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

       A.      Adoption of Voxx Corporation 2005 Stock Incentive Plan

       On April 20, 2005, Voxx Corporation ("Voxx"), a wholly-owned subsidiary of Epixtar Corp., adopted the Voxx Corporation 2005 Stock Incentive Plan (the "Incentive Plan") which permits the granting of awards of non-statutory stock options, incentive stock options, stock appreciation rights, restricted stock and performance shares with respect to Voxx common stock. The Incentive Plan was approved by Epixtar Corp. (the "Company") as the sole stockholder of Voxx. The description of the Incentive Plan set forth in this section A is a summary only and is qualified in its entirety by reference to the copy of the Incentive Plan which will be filed with the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005. All capitalized terms not otherwise defined herein are set forth in the Incentive Plan.

       Awards under the Incentive Plan may be granted or awarded to employees of Voxx or its Affiliates (including the Company), persons who are hired to be employees of Voxx or its Affiliates, non-employee directors of Voxx or any of its Affiliates, and consultants and independent contractors who render key services to Voxx or its Affiliates. The maximum number of shares of common stock of Voxx that may be issued under the Incentive Plan or pursuant to awards made under the plan is 2,375,000 shares, subject to adjustment in the event of a change in corporate capitalization of Voxx.

       The Incentive Plan will be administered by the Board of Directors of Voxx (the "Voxx Board") unless and until the Voxx Board delegates administration to a committee of members of the Voxx Board (such committee and the Voxx Board herein collectively referred to as the "Administrator").

       B. Grant of Options under the Voxx Corporation 2005 Stock Incentive Plan

       On April 20, 2005, the Voxx Board granted options with respect to an aggregate of 2,000,000 shares of Voxx common stock to certain employees of Voxx and its affiliates pursuant to the Incentive Plan, which options are all designated as incentive stock options to the extent permitted. The Voxx Board also granted non-qualified stock options with respect to an aggregate of 375,000 shares of Voxx common stock to certain non-employee directors pursuant to the Incentive Plan. Voxx has entered into Stock Option Agreements, pursuant to the terms of the Incentive Plan, with each optionee. The description of the Stock Option Agreements set forth in this section B is a summary only and is qualified in its entirety by reference to a copy of the form of Stock Option Agreement which will be filed with the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005. All capitalized terms not otherwise defined herein are set forth in the Incentive Plan or in the form of Stock Option Agreement.

       The exercise price for each option that was granted is $3.00 per share. All of the granted options are exercisable immediately and will remain exercisable for a period of ten years unless the recipient's rights under the option agreement terminate earlier in accordance with the terms of the Stock Option Agreement or the terms of the Incentive Plan.

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SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                       EPIXTAR CORP.
                                                       (Registrant)


Date: April 26, 2005                     By         /s/ IRVING GREENMAN
                                            ------------------------------------
                                                      Irving Greenman
                                                Its Chief Financial Officer


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